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                                                                      EXHIBIT 25

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2) [_]

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                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

     A NATIONAL BANKING ASSOCIATION                    36-0899825
                                        (I.R.S. employer identification number)

   ONE FIRST NATIONAL PLAZA, CHICAGO,                  60670-0126
                ILLINOIS                               (Zip Code)
    (Address of principal executive
                offices)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (Name, address and telephone number of agent for service)

                               ----------------

                         THE PROCTER AND GAMBLE COMPANY
              (Exact name of obligor as specified in its charter)

                  OHIO                                 31-0411980
    (State or other jurisdiction of     (I.R.S. employer identification number)
     incorporation or organization)

       ONE PROCTER & GAMBLE PLAZA                         45202
            CINCINNATI, OHIO                           (Zip Code)
    (Address of principal executive
                offices)

                               ----------------

                                DEBT SECURITIES
                        (Title of Indenture Securities)

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ITEM 1. GENERAL INFORMATION.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

      Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

      The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS.

    List below all exhibits filed as a part of this Statement of Eligibility.

    1. A copy of the articles of association of the trustee now in effect.*

    2. A copy of the certificates of authority of the trustee to commence business.*

    3. A copy of the authorization of the trustee to exercise corporate trust powers.*

    4. A copy of the existing by-laws of the trustee.*

    5. Not Applicable.

    6. The consent of the trustee required by Section 321(b) of the Act.

    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

    8. Not Applicable.

    9.Not Applicable.

  PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THE TRUSTEE, THE FIRST NATIONAL BANK OF CHICAGO, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF CHICAGO AND STATE OF ILLINOIS, ON THE 14TH DAY OF SEPTEMBER, 1994.

                                          THE FIRST NATIONAL BANK OF CHICAGO,
                                           TRUSTEE,

                                                     /s/ R. D. Manella
                                          BY: _________________________________
                                                       R. D. MANELLA
                                                      VICE PRESIDENT

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* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).


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                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(B) OF THE ACT

                                                              SEPTEMBER 14, 1994

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

  In connection with the qualification of an indenture between The Procter & Gamble Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                          Very truly yours,

                                          The First National Bank of Chicago

                                                    /s/ R. D. Manella
                                          By: _________________________________
                                                      R. D. MANELLA
                                                     VICE PRESIDENT

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                                   EXHIBIT 7

  A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:  The First National Bank of Chicago
                                    Call Date: 6/30/94 ST-BK: 17-1630 FFIEC 031
Address:              One First National Plaza, Suite 0460            Page RC-1
City, State Zip:      Chicago, IL 60670-0460
FDIC Certificate No.: 0/3/6/1/8

  CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED
                        SAVINGS BANKS FOR JUNE 30, 1994

  All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

                           SCHEDULE RC--BALANCE SHEET

                                                                  C400
                                     DOLLAR AMOUNTS IN        ------------ Left
                                         THOUSANDS       RCFD BIL MIL THOU Arrow
                                    -------------------- ---- ------------ -----
              ASSETS
  1. Cash and balances due from
      depository institutions
      (from Schedule RC-A):
     a. Noninterest-bearing
       balances and currency and
       coin(1)...................                        0081   2,999,432  1.a.
     b. Interest-bearing
       balances(2)...............                        0071   7,408,337  1.b.
  2. Securities
     a. Held-to-maturity
       securities (from Schedule
       RC-B, column A) ..........                        1754     114,178  2.a.
     b. Available-for-sale
       securities (from Schedule
       RC-B, column D)...........                        1773     354,495  2.b.
  3. Federal funds sold and
      securities purchased under
      agreements to resell in
      domestic offices of the
      bank and its Edge and
      Agreement subsidiaries, and
      in IBFs:
     a. Federal Funds sold.......                        0276   3,997,507  3.a.
     b. Securities purchased
       under agreements to
       resell....................                        0277     756,008  3.b.
  4. Loans and lease financing
      receivables:
     a. Loans and leases, net of
       unearned income (from
       Schedule RC-C)............   RCFD 2122 14,441,302                   4.a.
     b. LESS: Allowance for loan
       and lease losses..........   RCFD 3123    336,826                   4.b.
     c. LESS: Allocated transfer
       risk reserve..............   RCFD 3128          0                   4.c.
     d. Loans and leases, net of
       unearned income,
       allowance, and reserve
       (item 4.a minus 4.b and
       4.c)......................                        2125  14,104,476  4.d.
  5. Assets held in trading
      accounts...................                        3545   9,635,521  5.
  6. Premises and fixed assets
      (including capitalized
      leases)....................                        2145     489,446  6.
  7. Other real estate owned
      (from Schedule RC-M).......                        2150      59,331  7.
  8. Investments in
      unconsolidated subsidiaries
      and associated companies
      (from Schedule RC-M).......                        2130       6,886  8.
  9. Customers' liability to this
      bank on acceptances
      outstanding................                        2155     445,848  9.
 10. Intangible assets (from
      Schedule RC-M).............                        2143     131,253  10.
 11. Other assets (from Schedule
      RC-F)......................                        2160   1,283,273  11.
 12. Total assets (sum of items 1
      through 11)................                        2170  41,785,991  12.

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

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Legal Title of Bank:  The First National Bank of Chicago
                                   Call Date: 6/30/94 ST-BK: 17-1630 FFIEC 031
Address:              One First National Plaza, Suite 0460           Page RC-2
City, State Zip:      Chicago, IL 60670-0460
FDIC Certificate No.: 0/3/6/1/8

                             SCHEDULE RC--CONTINUED

                                 DOLLAR AMOUNTS IN
                                     THOUSANDS                BIL MIL THOU
                                -------------------           ------------
          LIABILITIES
 13. Deposits:
     a. In domestic offices
       (sum of totals of
       columns A and C from
       Schedule RC-E, part
       1)....................                       RCON 2200  14,100,202  13.a.
     (1) Noninterest-
       bearing(1)............   RCON 6631 5,795,942                        13.a.(1)
     (2) Interest-bearing....   RCON 6636 8,304,260                        13.a.(2)
     b. In foreign offices,
       Edge and Agreement
       subsidiaries, and IBFs
       (from Schedule RC-E,
       part II)..............                       RCFN 2200   9,752,314  13.b.
     (1) Noninterest bearing.   RCFN 6631   459,474                        13.b.(1)
     (2) Interest-bearing....   RCFN 6636 9,292,840                        13.b.(2)
 14. Federal funds purchased
      and securities sold
      under agreements to
      repurchase in domestic
      offices of the bank and
      of its Edge and
      Agreement subsidiaries,
      and in IBFs:
     a. Federal funds
       purchased.............                       RCFD 0278   2,766,451  14.a.
     b. Securities sold under
       agreements to
       repurchase............                       RCFD 0279     355,648  14.b.
 15. a. Demand notes issued
       to the U.S. Treasury..                       RCON 2840     101,744  15.a.
     b. Trading Liabilities..                       RCFD 3548   6,864,567  15.b.
 16. Other borrowed money:
     a. With original
       maturity of one year
       or less...............                       RCFD 2332   1,955,477  16.a.
     b. With original
       maturity of more than
       one year..............                       RCFD 2333     488,023  16.b.
 17. Mortgage indebtedness
      and obligations under
      capitalized leases.....                       RCFD 2910     273,578  17.
 18. Bank's liability on
      acceptance executed and
      outstanding............                       RCFD 2920     445,848  18.
 19. Subordinated notes and
      debentures.............                       RCFD 3200   1,175,000  19.
 20. Other liabilities (from
      Schedule RC-G).........                       RCFD 2930     765,341  20.
 21. Total liabilities (sum
      of items 13 through
      20)....................                       RCFD 2948  39,044,193  21.
 22. Limited-Life preferred
      stock and related
      surplus................                       RCFD 3282           0  22.
        EQUITY CAPITAL
 23. Perpetual preferred
      stock and related
      surplus................                       RCFD 3838           0  23.
 24. Common stock............                       RCFD 3230     200,858  24.
 25. Surplus (exclude all
      surplus related to
      preferred stock).......                       RCFD 3839   2,254,940  25.
 26. a. Undivided profits and
       capital reserves......                       RCFD 3632     287,009  26.a.
     b. Net unrealized
       holding gains (losses)
       on available-for-sale
       securities............                       RCFD 8434         (38) 26.b.
 27. Cumulative foreign
      currency translation
      adjustments............                       RCFD 3284        (971) 27.
 28. Total equity capital
      (sum of items 23
      through 27)............                       RCFD 3210   2,741,798  28.
 29. Total liabilities,
      limited-life preferred
      stock, and equity
      capital (sum of items
      21, 22, and 28)........                       RCFD 3300  41,785,991  29.
 Memorandum
 To be reported only with the March
 Report of Condition.                                NUMBER
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 1.  Indicate in the box at the right the number
     of the statement below that best describes
     the most comprehensive level of auditing              [_]
     work performed for the bank by independent
     external auditors as of any date during
     1993.........................................  RCFD 6724         N/A  M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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